EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into as of January 1, 1997 (the "Effective Date") between James F. Etter ("Employee") and AmeriVest Properties, Inc., a Delaware corporation (the "Company"). For purposes of this Agreement, each of Employee and the Company is individually referred to as a "Party", and Employee and the Company are referred to collectively as the "Parties".

                                     Recital
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     The Company  desires to retain the  services of Employee  and  Employee has offered to provide services to the Company pursuant to the terms of this Agreement.

                                    Agreement
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     In consideration  of the premises and of the mutual  covenants  included in this Agreement, the Parties agree as follows:

     1. Services. The Company retains Employee and Employee shall perform services for the Company as set forth in this Agreement on behalf of the Company for the period and under the terms and conditions set forth in this Agreement.


     2. Term. This Agreement shall be for a one-year period commencing on the Effective Date and ending on December 31, 1997, subject, however, to review and termination as provided herein. Thereafter, this Agreement shall continue in full force and effect until terminated by either Party upon at least ninety (90) days' prior written notice to the other party. If the employment relationship is terminated by either Party, Employee agrees to cooperate with the Company and the Company's new management with respect to the transition of the new management in the operations previously performed by Employee.

     3. Duties. Employee shall perform the following services for the Company:

          3.1 Employee shall serve as President and Chief Financial Officer of the Company, or in such other position as determined by the Company's Board of Directors (the "Board"), and in that capacity shall work with the Company to pursue the Company's plans as directed by the Board

          3.2 Employee shall perform duties with the functions of a President and Chief Financial Officer, subject to the direction of the Board of Directors of the Company.

          3.3 During the term of this Agreement, Employee shall devote all of Employee's business time to the performance of Employee's duties under this Agreement. Without limiting the foregoing, Employee shall perform services on behalf of the Company for at least 40 hours per week and Employee shall be available at the request of the Company at other times, including weekends and holidays, to meet the needs and requests of the Company's customers.


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          3.4 During the term of this Agreement, Employee will not engage in any other activities or undertake any other commitments that conflict with or take priority over Employee's responsibilities and obligations to the Company and the Company's customers, including without limitation those responsibilities and obligations incurred pursuant to this Agreement.

     4. Compensation. The Company shall pay Employee for the performances of services pursuant to this Agreement as follows:

          4.1 Commencing as of the Effective Date and continuing until December 31, 1997, the Company shall pay Employee for the performance of services pursuant to this Agreement a salary at an annual rate of $100,000.

          4.2 The Company shall consider the Employee for a bonus toward the end of 1997. Any bonus paid shall be determined by the Board and payable at such time as the Board directs.

          4.3 Any payments that the Company is required to make to the Employee pursuant to this Agreement shall be reduced by (i) such amounts as are required to be withheld with respect to those amounts under and for the purposes of any of the applicable tax and other laws or regulations, and
     (ii) such amounts as Employee may owe to the Company at any time and from time to time.

          4.4 Employee shall be eligible for participation in any present or future incentive compensation, bonus profit sharing, pension, retirement, stock option, or stock purchase plan of the Company of which other employees of the Company are generally eligible. It is understood, however, that entitlements that may accrue to the Employee pursuant to such arrangements may differ from those that accrue to other employees, such differences based on the discretion of the Board of Directors.

     5. Reimbursement Of Expenses. Employee shall be reimbursed for reasonable expenses incurred on behalf of the Company in the performance of Employee's duties and services pursuant to this Agreement.


     6. Additional Benefits. Employee shall be entitled to the following:

          6.1 During each 12-month period commencing on the Effective Date, Employee shall be entitled to fifteen (15) days of paid vacation in accordance with the policies and practices of the Company. Employee's salary shall accrue during the time of Employee's vacation taken in accordance with this Section 6.1. Employee must utilize vacation days within 30 days following the end of the 12-month period for which those vacation days have accrued pursuant to this Agreement; otherwise those vacation days will expire without payment, unless prior approval is received from the Board. In the event that Employee takes more than the allowable days of vacation, pursuant to the terms as set forth in this Agreement, Employee's salary shall not accrue during any such excess vacation or leave time, and the Company shall not be obligated to pay any salary to Employee for those excess days. Employee shall not be entitled to utilize vacation days on days on which Employee's services are required by

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     the  Company  to meet the  needs of the  Company's  customers  or where the
     Employee's absence will otherwise have a material effect on the operations or business of the Company. The use by Employee of a vacation day in violation of the prior sentence shall be a material breach of this Agreement and, in addition to any other rights that the Company may have, the Company shall not be obligated to pay any salary to Employee for that vacation day. Employee shall be entitled to receive such additional vacation, personal, and sick leave days as are provided to all other management members or directors of the Company.

          6.2 Employee and Employee's family, if any, shall be entitled to receive such benefits under medical insurance plans, life and disability insurance and otherwise, as are provided to all other salaried employees of the Company. Until such time that the Company has adopted a medical insurance plan for which Employee and Employee's family would be eligible, the Company shall reimburse Employee for up to an aggregate of $6,000 annually for premiums and fees actually paid by Employee for medical, life, dental and orthodontia, and disability insurance coverage for Employee and/or Employee's family.

          6.3 If Employee becomes disabled (i.e., unable to perform a substantial portion of Employee's duties hereunder because of sickness or injury), then Employee shall be paid on amount equal to Employee's regular salary for a calendar period not exceeding ninety (90) days for each such occurrence.

     7. Termination.

          7.1 Employee may terminate this Agreement at any time without further liability or obligation hereunder if the Company has breached a material provision of this Agreement or the Company has otherwise materially breached any other obligation to Employee, such termination to be effected by Employee's giving the Company written notice of termination at least 90 days prior to the date for termination and the Company's failing to cure the breach prior to the date set for termination in that notice.

          7.2 At the option of the Company, this Agreement may be terminated for cause, with such termination to be effected by the Company's giving Employee written notice of termination. The term "for cause" shall include termination of employment as a result of any of the following: (i) a breach by Employee of a material provision of this Agreement; or (ii) a breach by Employee of any other material obligation of Employee to the Company; or
     (iii) as a result of a determination by the Board, acting reasonably, that the Employee has (A) committed a criminal act or an act constituting moral turpitude, or (B) committed any fraudulent act, or (C) breached the Employee's fiduciary duty to the Company. If the Employee shall dispute the determination by the Board, the issue shall be submitted promptly to a single arbitrator, mutually acceptable to each party, pursuant to the rules of the American Arbitration Association whose decision as to whether "cause" existed justifying termination of Employee's employment under this
     Section 7.2 shall be final and binding. The fees for this arbitrator and any filing fees for the arbitration shall be paid one-half by the Company and one-half by the Employee.

          7.3 At the option of the Company this Agreement may be terminated immediately by the Company's giving written notice of termination to Employee and by the Company's paying Employee's compensation in accordance with the terms of this Agreement for a period beginning on the date of termination and ending ninety (90) days after the date of termination.



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          7.4 This  Agreement  shall  terminate upon the death of Employee or if
     Employee becomes disabled, in which case, Employee or Employee's family shall be paid up to $500 per month for twelve months to the extent expenses
     are  incurred  for  medical,  dental,  orthodontia,   disability  and  life
     insurance or medical expenses unless the Company at that time has in effect a benefit plan covering a portion of medical expenses. Employee shall be considered "disabled" if, and on the date on which, Employee has been unable to perform a substantial and material portion of Employee's duties hereunder, for a period of 90 continuous days, because of sickness, injury, or disability.

          7.5 In the event Employee's employment is terminated, then all unaccrued salary obligations of the Company to Employee shall cease as of the date of termination except as otherwise expressed herein.

          7.6 If there is (i) a "Change In Control" of the company, as defined below, and (ii) the Company or the acquiring company in the Change In Control does not offer Employee a position in the Denver Metropolitan area at a salary level equal to or exceeding Employee's salary immediately preceding the Change In Control and Employee's employment is terminated by Employee or the Company within ninety (90) days after the Change In Control, then (a) the Company shall pay to Employee on or before ninety
     (90) days after the consummation of the Change In Control an amount equal to one (1) year's Base Salary, at the rate in effect immediately prior to the Change In Control, (b) all outstanding stock options held by Employee shall become exercisable upon the consummation of the Change In Control, and (c) this Agreement shall terminate when the rights of the Employee and the obligations of the Company, as set forth in this section have been fulfilled. If the rights of the Employee and the obligations of the Company as set forth in this section are not fulfilled and satisfied within the stated 90-day period, the Company will remain liable to the Employee for those obligations until they are satisfied. Notwithstanding the foregoing, no new rights or obligations shall accrue or be incurred during the period that this Agreement is not terminated because of the failure of the Company to satisfy its obligations. A Change In Control shall mean the sale, liquidation, dissolution, consolidation, merger or other business combination of or involving the Company, or the change in ownership of more than 30 percent of the Company, or the transfer of all or substantially all of the Company's assets.

     8. Corporate Data And Information. Employee understands that Employee has access to certain information concerning the Company and its business that is provided solely in connection with Employee's employment with the Company. Any other use of this information at any time during or after the term of this Agreement is prohibited. Further, Employee understands that the Company may become a publicly traded company and it is important for the Company to protect the rights of its shareholders. Employee understands that applicable federal securities laws impose significant restrictions concerning the use or disclosure of certain non-public information in general and in buying or selling, or discussing with others the possibility of buying or selling, the Company's stock by persons who have access to material information concerning the Company which is not generally available to members of the general public. Employee understands that Employee is or will become subject to these restrictions and Employee agrees that Employee will not, and that Employee will insure that any persons having access to such non-public information through Employee will not, buy or sell the Company's stock, or discuss with others any material non-public


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information  concerning the Company or the possibility or advisability of buying or selling the Company's stock, at any time that Employee possesses material non-public information concerning the Company. During and after Employee's employment, Employee agrees that Employee will not at any time disclose, to any person or entity for any reason or purpose whatsoever, nor use for Employee's own personal benefit or the benefit of any person or entity, any information concerning the financial or business or other operations of the Company that is
not  publicly  known,   provided  that  this  restriction  shall  not  apply  to
information required to be disclosed under applicable laws, regulation, court order or subpoena to which the Employee is subject. Upon the termination of the Employee's employment under this Agreement for any reason, the Employee hereby agrees to return to the Company all data and information relating to the business of the Company or any of its subsidiaries or affiliates that the Employee obtained during or prior to the time of Employee's employment. It is expressly agreed that the terms and conditions of this Paragraph 8 shall apply after any termination, whether voluntary or involuntary, of the Employee's employment under this Agreement.

     9. Non-Compete. Employee acknowledges and recognizes the highly competitive nature of the Company's business and that Employee's duties hereunder justify restricting Employee's further employment following any termination of employment. The Employee agrees that so long as the Employee is employed by the Company, (i) for a period of two years following the termination of this Agreement, Employee, except when acting on behalf of or for the benefit of the Company, will not induce customers, agents or other sources of distribution of the Company's business under contract or doing business with the Company to terminate, reduce, alter or divert business with or from the Company, and (ii) for a period of one year following the termination of this Agreement, Employee will not compete, within the State of Colorado, with the Company, or participate as an officer or a principal in any business that includes part or all of the Company's Area Of Business, as defined below. The covenant set forth under (ii) above shall not apply if Employee's employment is terminated within 90 days of a Change In Control as defined in Section 7.6 of this Agreement. Ownership by Employee, for investment purposes only, of less than five percent of any class of securities of a corporation if said securities are listed on a national securities exchange or registered under the Securities Exchange Act of 1934, as amended, shall not constitute a breach of the covenant set forth under (ii) above. The Company's Area Of Business includes the acquisition and operation of real estate properties with specific focus of investment and acquisition activities in the office/industrial sector. It is the desire and intent of the Parties that the provisions of this Section 9 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of Section 9 shall be adjudicated to be invalid or unenforceable, Section 9 shall be deemed amended to apply in the broadest allowable manner and to delete therefrom the portion adjudicated to be invalid or unenforceable, such amendment and deletion to apply only with respect to the operation of Section 9 in the particular jurisdiction in which that adjudication is made.

     10. Representations And Warranties.

          10.1 The Company represents and warrants to Employee as follows: (i) the Company has been duly formed as a corporation under the laws of the State of Delaware; and (ii) the execution of this Agreement has been duly authorized by the Company and does not require the consent of or notice to any party not previously obtained or given.



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          10.2  Employee  represents  and  warrants  to  the  Company  that  the execution of this Agreement and the performance of Employee's obligations hereunder does not require the consent of or notice to any party not previously obtained or given, and there is nothing that prohibits or restricts the execution by Employee of this Agreement or his performance of the obligations hereunder.

     11. Covenants. Each of Employee and the Company covenants to diligently and skillfully do and perform the acts and duties required herein.

     12. Miscellaneous.

          12.1 Entire Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between the Parties with respect to the subject matter of this Agreement.

          12.2 Notice. All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section 12.2. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 12.2. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

          The Company:                       AmeriVest Properties, Inc.
                                             7100 Grandview Avenue, Suite 1
                                             Arvada, Colorado  80002
                                             Facsimile No. (303) 421-3410

          Employee:                          James F. Etter
                                             31401 Shadow Mountain Drive
                                             Conifer, Colorado  80433

          Either Party may change its address for purposes of this Section 12.2 by giving the other Party written notice of the new address in the manner set forth above.

          12.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.



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          12.4  Non-Waiver.  The waiver of either Party or a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

          12.5 Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

          12.6 Inurement. This Agreement shall be binding upon, and inure to the benefit of Employee and the Company, and their respective heirs, successors and assigns. Notwithstanding the foregoing, this Agreement shall not be assignable by either Party. There are no third party beneficiaries to this Agreement.


          12.7 Headings. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     IN WITNESS WHEREOF, this Agreement is executed on the dates set forth below to be effective as of the Effective Date.

                                           EMPLOYEE:



Date:   1/16/97                             /s/ James F. Etter
-------------------------                   ------------------------------------
                                            James F. Etter, individually


                                            AMERIVEST PROPERTIES, INC.:



Date:                                       By: /s/ Robert J. McFann
-------------------------                   ---------------------------------
                                            Robert J. McFann, Secretary


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